UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Leafly Holdings, Inc.

(Exact name of registrant as specified in its charter)

Registrant’s telephone number, including area code:

Delaware	001-39119	45-3834135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Jackson St. Suite 531 Seattle, WA 98104	98104-2216
(Address of principal executive offices)	(Zip Code)

1-855-453-2359

MERIDA MERGER CORP. I

641 Lexington Avenue, 18th Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value	LFLY	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 4, 2022, Leafly Holdings, Inc. (f/k/a Merida Merger Corp. I), a Delaware corporation (the “Company”), issued a press release announcing the consummation of the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 and on January 11, 2022, by and among the Company, Merida Merger Sub, Inc., a Washington corporation, Merida Merger Sub II, LLC, a Washington limited liability company, and Leafly Holdings, Inc., a Washington corporation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1*	Press Release, dated February 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date: February 4, 2022	By:	/s/ Yoko Miyashita
		Name:	Yoko Miyashtia
		Title:	Chief Executive Officer

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